                                                            EXHIBIT 1.A.(9)(a)


                           SERVICE AGREEMENT BETWEEN
                          TANDEM FINANCIAL GROUP, INC.
                                      AND
                      ROYAL TANDEM LIFE INSURANCE COMPANY



           Service Agreement made as of the 22nd day of June, 1987 between TANDEM FINANCIAL GROUP, INC., a Delaware corporation ("TFG") and ROYAL TANDEM LIFE INSURANCE COMPANY, a New York corporation ("Royal Tandem"),

                              W I T N E S S E T H:

           WHEREAS, Royal Tandem is a wholly-owned subsidiary of TFG and desires to utilize certain of TFG's services (including related property and personnel) in carrying out some of its corporate functions and TFG is willing to furnish the same on the terms and conditions hereinafter set forth;

           NOW, THEREFORE, the parties do hereby mutually agree as follows, effective so long as Royal-Tandem is such a subsidiary of TFG:



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         1.     TFG will furnish, or contract with any of its affiliates or subsidiaries for the furnishing of, as available, services as listed in Exhibit I hereto, if and to the extent requested by Royal Tandem. Royal Tandem will utilize such services in accordance with the Commitment Agreement (copy attached) to the New York Insurance Department (the "Department").

         2.     Royal Tandem agrees to pay TFG for such services

                (i) the amounts as may be specified in one or more Schedules, pertaining to particular categories of services, as may be executed by the parties and attached to and incorporated into this Agreement; or

                (ii) if not so specified, to pay those charges (direct and indirect) and expenses incurred by TFG or any of its affiliates or subsidiaries which, as reasonably determined by TFG and demonstrated to the reasonable satisfaction of Royal Tandem, reflect actual cost to TFG or its affiliates or subsidiaries of furnishing such services, provided that





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                 (a)       charges and expenses for personnel shall be
                           based on a reasonable allocation of the time spent on Royal Tandem matters relative to time spent on other matters,

                 (b) charges and expenses for property or other services shall be based on a reasonable allocation of the proportion of and period of time such property or services is utilized for Royal Tandem matters relative to that utilized for other matters, and

                 (c) no charges or expenses shall exceed those charged by the service provider in the relevant market for comparable personnel, property or services as the case may be.

TFG will provide Royal Tandem with a bill for service charges and expenses incurred within 45 days after the end of the quarter in which incurred or in which TFG ascertains the amounts thereof, and Royal Tandem will pay for such charges and expenses upon receipt of the bill.

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         3.    The books, accounts and records of TFG and Royal Tandem as to all transactions hereunder shall be maintained so as to clearly and accurately disclose the nature and details of the transactions, including such accounting information as is necessary to support the reasonableness of the charges, expenses or fees hereunder. Royal Tandem shall have the right, at its own expense, and at any reasonable time, to make an audit of the services rendered and the amounts charged therefor.

         4. The term of this Agreement shall commence as of the date hereinabove indicated and continue until December 31, 1987, and thereafter shall be deemed to be renewed automatically, upon the same terms and conditions, for successive periods of one year each, until either party, at least 60 days prior to the expiration of the original term or of any extended term, shall give written notice to the other party of its intention not to renew the Agreement, provided that, notwithstanding the foregoing, electronic data processing services will be made available to Royal Tandem for up to six months following any such termination, if Royal Tandem shall so request.


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         5.    All differences between TFG and Royal Tandem on which agreement cannot be reached will be decided by arbitration. The arbitrators will interpret this Agreement in accordance with the usual business practices, rather than strict technicalities or rules of law. Three arbitrators will decide any differences. They must be officers of life insurance companies other than the two parties to this agreement, their parents, subsidiaries and affiliates. One of the arbitrators is to be appointed by Royal Tandem and one by TFG, and these two will select a third. If the two are unable to agree on a third, the choice will be left to the President of the American Council of Life Insurance or its successor organization. The arbitrators' decision will be by majority vote and no appeal will be taken from it. The costs of the arbitration will be borne by the losing party unless the arbitrators decide otherwise.


         6. No assignment of this Agreement shall be made by TFG without the consent of Royal Tandem.


         7. Subject to the foregoing Section 6, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

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           IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.



                                              TANDEM FINANCIAL GROUP, INC.



                                              By:  /S/  MARIANNE KEARNS
                                                   ----------------------
                                                        Marianne Kearns




                                              ROYAL TANDEM LIFE
                                              INSURANCE COMPANY



                                              By:   /S/ MARIANNE KEARNS
                                                  -----------------------
                                                        Marianne Kearns


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                                   EXHIBIT I

                              To Service Agreement
                          Between TFG and Royal Tandem



Personnel, Property and Services (except as provided under separate agreements or Schedules):

                     1.        Electronic data processing

                     2.        Legal

                     3.        Corporate Secretary

                     4.        Actuarial

                     5.        Product design and development

                     6.        General corporate management.

                     7.        Storage

                     8.        Office and general supplies

                     9.        Financial and cash advice or management

                     10.       Advertising and public relations

                     11.       Printing

                     12.       Development of software programs



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Superintendent, State of New York
Department of Insurance

                     Re:  ACQUISITION OF CONTROL OF
                          ROYAL TANDEM LIFE INSURANCE COMPANY


Dear Superintendent:

                          COMMITMENT AGREEMENT TO THE
                         NEW YORK INSURANCE DEPARTMENT

Pursuant to your request, the undersigned, The Equitable Life Assurance Society of the United States ("Equitable"), Tandem Financial Group, Inc. ("TFG") and Merrill Lynch & Co., Inc. ("Merrill Lynch") (collectively known as the "Parents" and individually as a "Parent") represent and commit, effective as to each Parent so long as it shall be deemed by the Department, under applicable law, to control Royal Tandem Life Insurance Company ("Royal Tandem"), that it will not on behalf of Royal Tandem do, indirectly or through the medium of another entity, that which is prohibited to Royal Tandem by statute, or regulation or administrative ruling of the New York Insurance Department, including but not limited to the following:

                     1. No Parent nor any of its affiliates or subsidiaries will offer, sell, give or in any way transfer or assign any securities issued by any of such companies, or offer any options or warrants on such securities, to persons who are officers, directors, agents or employees of Royal Tandem, except in connection with services rendered directly to such Parent or the company selling, offering or giving such securities, options or warrants, and after full and appropriate disclosure to, and prior approval by the Superintendent of the plan pursuant to which such offer, sale or gift is made and except as permitted by the provisions of Regulation No. 54. This paragraph, however, shall not be deemed to apply to any offer or sale made to any such person as a part of, and on the same terms as, a general offering to stockholders or to the public.



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                     2.        No Parent nor any of its affiliates or
subsidiaries, nor controlling interests thereof, other than Royal Tandem, will grant any compensation or special advantage to officers, directors, agents or employees of Royal Tandem except in connection with services rendered directly to such Parent or the company making such grant as provided by but not limited to the provisions of Section 1509 of the New York Insurance Law.

                     3. Royal Tandem's operations will be directed by its own management and no agreement or arrangement will be made pursuant to which another company will provide such management directly or indirectly. Royal Tandem shall maintain a home office in New York which shall have at least one full-time administrative officer who is unaffiliated with any other company in the holding company system and who shall have full responsibility and authority for making management and administrative decisions and carrying out established policy. The management of Royal Tandem will be fully responsible to the Department for the actions of, or failure to act by, Royal Tandem, pursuant to the provisions of Section 1507 of the New York Insurance Law.

                     4. Royal Tandem will maintain in this state, at its home office, officers and qualified personnel knowledgeable of and responsible for directing and performing the daily operations of Royal Tandem, included but not limited to the following primary insurance company functions:


                               (a) Policyholder services - such services shall comprise any and all activities involving personal contact or communication with a policyholder or beneficiary, including but not limited to policy loan applications and payments, surrender requests including computation and payment of benefits, determination and payment of policy benefits, policy conversions, beneficiary changes, policy changes, request for general information, dividend computations, premium payments, policy lapses and reinstatements, and consumer complaints.

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                               (b) Recordkeeping - Royal Tandem will maintain
                                   at its home office in New York, all records, files and other sources of information relating to the operations of the company. Such recordkeeping shall include but not be limited to ledgers, journals, trial balances and adjusting journal entries, vouchers, annual statement workpapers, and all related back-up records including EDP printouts. If it is necessary to transfer records in connection with the performance of specific services, copies of such records shall be transferred and the originals maintained at the home office of Royal Tandem. Persons providing services shall forward to the home office of Royal Tandem the originals or copies of all work papers, related records and documents prepared and utilized in connection with such services. While records which are maintained solely on EDP tapes, disks, etc., need not be forwarded to Royal Tandem, the servicer, when requested, shall provide printouts of such tapes, disks, etc. which shall be available for inspection by the Superintendent at the home office in New York.

                               (c) Accounting - Royal Tandem will perform all
                                   accounting functions at its home office in New York. Such accounting functions shall include but not be limited to the initiation and preparation of all vouchers and accounting records and/or transactions relating to the financial condition of the subsidiary, verification that original financial data and accounting transactions have been accurately prepared and reflected in the subsidiary's books of account, bank reconciliations and reconciliations of EDP printouts. This shall not preclude Royal Tandem from the use of an outside service for the preparation of accounting records or processing of accounting transactions,

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                                    provided that (i) the initiation of such
                                    records and/or transactions are prepared and the final product verified by Royal Tandem at its home office in New York and
                                    (ii) that there is within Royal Tandem's home office in New York qualified personnel knowledgeable of and familiar with all the details of the services provided including but not limited to, accounting and adjusting entries.

                               (d) Underwriting - Royal Tandem will establish and reduce to writing all underwriting standards for the acceptance of new business, make all final underwriting decisions and maintain at its home office in New York all original papers which are basic to the insurance contract. Within a period of five years from the date of this Commitment Agreement, Royal Tandem will perform at its home office in New York all underwriting functions. Such underwriting shall include but not be limited to the review of policy applications, assignment of policy numbers, MIB review, medical review, and actual policy issue. It is understood that no service agreements will be entered into by Royal Tandem which will provide for underwriting services beyond the above-mentioned period.

                               (e) Claims - Royal Tandem will establish and reduce to writing claims settlement procedures, and will exercise final approval authority for all claims settlements and maintain at its home office in New York all original claims investigation papers and worksheets. Within a period of five years from the date of this Commitment Agreement, Royal Tandem will perform at its home office in New York all claims processing and settlement. Such claims processing and settlement shall include but not be limited to verification that the policy was in force and review and investigation of claims. It


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                                    is understood that no service agreements
                                    will be entered into which will provide for claims processing services beyond the above-mentioned period.

                               (f) Marketing - Within a period of five years from the date of this Commitment Agreement, Royal Tandem will perform at its home office in New York the following marketing functions: recruitment and direction of the agency field force, validation of agents training allowances and development allowances, and the administration of all agency matters. It is understood that no service agreements will be entered into by Royal Tandem which will provide for marketing services beyond the above-mentioned period.

                     5. All agreements providing for the rendering of statistical, mechanical or ministerial services on a regular or systematic basis between Royal Tandem and either Equitable or its subsidiaries or affiliates, or any modification thereof, will be submitted to the Department for prior review, pursuant to the provisions of Section 1505 and 1507 of the New York Insurance Law.

                     6. All reinsurance treaties between Royal Tandem and any Parent or affiliates thereof, or any modification thereto, will be submitted to the New York Insurance Department for prior review in accordance with the provisions of Section 1505 of the New York Insurance Law. Any experience rating formula or dividend formula to be used in conjunction with the agreements will be submitted to the New York Insurance Department for prior review. Expenses and settlement data under this formula will be retained and will be furnished to the New York Insurance Department upon request.

                     7. Royal Tandem will neither subsidize nor be subsidized by any Parent or by any Parent's subsidiaries or affiliates. Subject to the foregoing, all expenses incurred by or on its behalf, all joint expenses and the cost of servicing functions provided Royal Tandem by such P.rent or subsidiaries, affiliateS or other corporate entities thereof, will be allocated


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equitably. Adequate and properly documented workpapers serving as a basis for allocations and charges shall be maintained by Royal Tandem. The books, accounts an! records of each party will be kept in a manner which clearly and accurately discloses, inter alia, the nature and details of all transactions and arrangements between Royal Tandem and such Parent or any subsidiary or affiliate thereof. All of the above shall be in conformance with the provisions of Section 1505 of the New York Insurance Law.

                     This section shall not be deemed to prohibit the rendering of incidental services to and for the benefit of Royal Tandem by Equitable without being compensated therefor.

                     8. Royal Tandem will operate at arm's length in relation to each Parent, its subsidiaries and affiliates. Allocations and classifications of expenses incurred jointly, or for services rendered or received shall be in accordance with New York Insurance Department Regulation
33. In the event that, in the judgment of the Insurance Department, the books, accounts and records of Royal Tandem do not adequately reveal all transactions relevant to its operations, the books, accounts, and records of each Parent, its subsidiaries and/or affiliates, will be made available to the Department to the extent they relate to Royal Tandem, its officers, directors, employees or agents pursuant to the provisions of Section 1504 of the New York Insurance Law.

                     9. In line with the customary practice of non-affiliated domestic life companies, Royal Tandem's income is to be received directly at its home office and an itemized record is to be made thereof at the time of receipt. Within the meaning of the preceding sentence, Royal Tandem mar arrange for the collection of premiums or other income at a lock box located within or without this state, provided that:

                               (a)  A contract providing for the
                                    establishment and operation of the
                                    lock box is entered into by all of
                                    the parties affected by such
                                    arrangement and the contract is
                                    submitted to the Superintendent for
                                    prior approval.

                               (b) All bank accounts maintained in connection with the operation of the lock box shall be in the name of the subsidiary insurer, and

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                                    withdrawal therefrom shall be limited to
                                    checks signed by authorized officials of the subsidiary insurer only.

                               (c) Where a bank account is maintained outside the state for collection purposes, the account shall be in the name of the subsidiary insurer and withdrawals from such account shall be solely for the purpose of transferring funds to a New York bank account. Withdrawals shall be made at periodic intervals not to exceed ten days, so that the maximum balance in such out of state account at the day of withdrawal will not exceed $1,000.00 unless the Superintendent has indicated his prior approval for the maintenance of a larger balance. Royal Tandem is to maintain in New York (i) all bank accounts customarily maintained in New York by non-affiliated domestic life companies and (ii) all evidence of ownership of its assets. Royal Tandem's obligations (including benefits and salaries) are to be paid directly to its primary obligees by drafts or checks on its bank accounts.

                     10. Agreements with agencies engaged in common by Royal Tandem and any Parent or affiliates thereof shall not, directly or indirectly, provide for compensation or other financial advantages which would be prohibited by Section 4228 or 4229 of the New York Insurance Law, as amended, or regulations, circular letters and rulings relative thereto and as provided in Section 1509 of the New York Insurance Law and this agreement.

                     11. Royal Tandem shall require such agents engaged in common, as described above, to make available, on request by the Superintendent of Insurance of the State of New York, all books and records in respect to their insurance activities with Royal Tandem and any Parent and/or affiliates thereof.

                     12. No transfer, depletion, divestment or reassignment of a significant number of its chief management officers or personnel performing important and/or key functions in vital


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departments of Royal Tandem shall be made by or to any Parent, its affiliates, subsidiaries or controlling interests thereof if it would result in impairing the operations of Royal Tandem. No transactions of this type shall be entered into prior to being submitted to the Department for review.

                     13. No transactions will be entered into by Royal Tandem, any Parent or any affiliate which involves or could involve the actual or proposed transfer, directly or indirectly, of control of Royal Tandem without prior notice to and no objection being raised by the Department to the terms of the transaction.

                     Such transactions shall include but not be limited to:

                               (a)        Pledging of shares as collateral for
                                          loans.

                               (b)        Hypothecation of securities.

                               (c)        Sale of new shares of such Parent or
                                          affiliate.

                               (d) Encumbering of shares of such Parent or affiliate.

                               (e)        Exchange of shares.

                               (f)        Any other disposition of shares.

                     14. Any director or principal officer of any Parent, who holds office in subsidiaries or affiliates of Royal Tandem which will have dealings with Royal Tandem, and who is found to be untrustworthy, will be removed from these offices at the direction of the Department.

                     15. In keeping with the Department's requirement that the name of a Parent or any of its affiliates not be used in Royal Tandems name unless a modifier is placed in front of the Parent or affiliate's name, no Parent will change its name nor permit any of its affiliates to change their names in such a way as to circumvent the intention

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of this requirement. Each Parent and Royal Tandem further agree that they will not use any advertising or printed material which circumvents the intention of this requirement by stressing or emphasizing the name of the Parent or affiliate.

                     16. In the future, if Royal Tandem should plan to make any significant deviation from the Plan of Operations and actuarial projections originally submitted to the New York State Insurance Department, the Department will be informed of such planned deviation and Royal Tandem will submit new actuarial projections to the Department and will obtain the Department's approval prior to entering into any new product lines or lines of business which would cause such deviation.

                     It is further understood that the signing of this commitment agreement by present management of the Parents, and of Royal Tandem, is binding not only on present management but on any successor management which may be the result of internal or external changes, and must be made a part of, but not limited to, any merger, takeover, tender officer, assumption or pooling of interest agreement voluntarily entered into.

                     It is further agreed that if any changes are incorporated in the New York Insurance Law, Department RegulatiOnS, or Administrative Procedures which alter to any material extent these commitments, these changes will be automatically incorporated in this document, which is signed by executive officers of the Parents and Royal Tandem. This document has or will receive the consent and approval of the Board of Directors of each Parent.

                                       Respectfully submitted,



Dated:  June   , 1987

                                       THE EQUITABLE LIFE ASSURANCE
                                       SOCIETY OF THE UNITED STATES


                                       By  /S/ PETER WILDE
                                         -------------------------------
                                          Peter Wilde
                                          Title:  Executive Vice President



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                                      TANDEM FINANCIAL GROUP, INC.


                                      By  /S/ RICHARD W. CAMPANARO
                                         -------------------------------
                                         Richard C. Campanaro
                                         Title:  President


                                      MERRILL LYNCH & CO., INC.


                                      By  /S/ JOHN L. STEFFENS
                                         -------------------------------
                                         John L. Steffens
                                         Title:  Executive Vice President


                                      ROYAL TANDEM LIFE INSURANCE
                                      COMPANY


                                      By  /S/ RICHARD W. CAMPANARO
                                         -------------------------------
                                         Richard W. Campanaro
                                         Title:  President


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



                        SPECIAL COMMITMENT AGREEMENT TO
                       THE NEW YORK INSURANCE DEPARTMENT


                The undersigned each agree with the New York State Insurance Department as follows, effective for the period described below:

                1. With respect to transactions between Royal Tandem Life Insurance Company ("Royal Tandem") and The Equitable Life Assurance Society of the United States ("Equitable Life"), Royal Tandem and Equitable Life commit that, notwithstanding Section 1502 of the New York Insurance Law, they will comply with all the provisions of Section 1505 thereof.

                2. Royal Tandem will utilize only those marketing distribution systems which cannot be effectively served by Equitable Life, by Equitable Variable Life Insurance Company ("EVEICO"), by National Integrity Life Insurance Company ("National Integrity") or any other New York licensed life insurance company subsidiary of Equitable Life. Equitable Life and EVLICO will utilize only traditional affiliated agency sales forces consisting of career agents to distribute their products and services, and National Integrity will distribute its products and services in accordance with its Special Commitment Agreement to the New York Insurance Department, dated November 4, 1985, as amended or supplemented, whereas Royal Tandem will distribute its products and services only through licensed subsidiaries and affiliates of Merrill Lynch & Co., Inc. ("Merrill Lynch"), and their registered representatives or employees as licensed for Royal Tandem, or through such other agents or groups of agents or other means as may be approved in writing from time to time by the Insurance Department. Equitable Life, EVLICO, Rational Integrity and Royal Tandem will not license, directly or indirectly, agents in common. None of Equitable Life, EVLICO or National Integrity will license any agent licensed with Royal Tandem. Royal Tandem will not license any agent licensed with Equitable Life, EVLICO or National Integrity. To avoid dual licensing, (a) every agent license application received by Royal Tandem will be computer matched against Equitable Life's Agent Data Base, which lists all Equitable Life/EVLICO Agents, and will be matched against National Integrity's Agent Data Base and any such applications which match against any such Agent Data Base


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
will be denied by Royal Tandem and (b) every agent license application received by Equitable Life, EVLICO or National Integrity will be computer matched against Royal Tandem's Agent Data Base, which lists all Royal Tandem Agents, and any such applications which match against Such Agent Data Base will be denied by Equitable Life, EVLICO or National Integrity, as the case may be.


                     3. This Special Commitment Agreement shall be effective as to Equitable Life, EVLICO, Royal Tandem and National Integrity so long as Equitable Life shall be deemed by the Department, under applicable law, to control Royal Tandem, and shall be effective as to Merrill Lynch so long as Merrill Lynch shall be deemed by the Department, under applicable law, to control Royal Tandem.

Dated:  June    , 1987

                                      THE EQUITABLE LIFE ASSURANCE
                                      SOCIETY OF THE UNITED STATES


                                      By   /S/ PETER WILDE
                                          -------------------------------
                                          Peter Wilde
                                          Title:  Executive Vice President


                                      EQUITABLE VARIABLE LIFE INSURANCE
                                      COMPANY


                                      By  /S/ THOMAS KERWIN
                                         -------------------------------
                                         Thomas Kerwin
                                         Title:  President


                                      ROYAL TANDEM LIFE INSURANCE COMPANY


                                      By  /S/ RICHARD W. CAMPANARO
                                         -------------------------------
                                         Richard C. Campanaro
                                         Title:  President

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
                                       NATIONAL INTEGRITY LIFE INSURANCE
                                       COMPANY


                                       By  /S/ FRANKLIN MAISAND
                                         -------------------------------
                                          Franklin Maisand
                                          Title:  President


                                       MERRILL LYNCH & CO., INC.


                                       By  /S/ JOHN L. STEFFENS
                                         -------------------------------
                                          John L. Steffens
                                          Title:  Executive Vice President

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



                                                            June    , 1987


Honorable James P. Corcoran
Superintendent
State of New York
Department of Insurance
160 West Broadway
New York, New York 10013

                     Re:       ACQUISITION OF CONTROL OF
                               ROYAL TANDEM LIFE INSURANCE COMPANY

Dear Mr. Corcoran:

                     The undersigned each agree with the New York State Insurance Department, effective for the period described below, that Royal Tandem Life Insurance Company ("Royal Tandem") shall at all times maintain a minimum capital of two million dollars and a minimum surplus of four million dollars. This commitment letter shall be effective as to each of The Equitable Life Assurance Society of the United States and Merrill Lynch & Co., Inc. so long as it shall be deemed by the Department, under applicable law, to control Royal Tandem.

                                            Respectfully submitted,

                                            THE EQUITABLE LIFE ASSURANCE
                                            SOCIETY OF THE UNITED STATES


                                            By  /S/ PETER WILDE
                                              -------------------------------
                                               Peter Wilde
                                               Title:  Executive Vice President


                                            MERRILL LYNCH & CO., INC.


                                            By  /S/ JOHN L. STEFFENS
                                              -------------------------------
                                               John L. Steffens
                                               Title:  Executive Vice President

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

                                            ROYAL TANDEM LIFE INSURANCE
                                            COMPANY


                                            By  /S/ RICHARD W. CAMPANARO
                                              -------------------------------
                                               Richard W. Campanaro
                                               Title:  President



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